Issue of Equity, PDMR Dealings & Total Voting Rights
LONDON, UK, and RALEIGH, NC, August 4, 2020 – Verona Pharma plc (AIM: VRP) (Nasdaq: VRNA) (“Verona Pharma” or the “Company”), a clinical-stage biopharmaceutical company focused on respiratory diseases, notifies the following transactions by persons discharging managerial responsibilities (“PDMRs”).
Issue of Equity
An aggregate of 267,296 ordinary shares of 5 pence each (“Ordinary Shares”), represented by 33,412 American Depositary Shares (“ADSs”) following the vesting on July 31, 2020 of previously granted Restricted American Depositary Share Units (“RADSUs”) have been issued to Dr David Zaccardelli, CEO, and Mr Mark Hahn, CFO, of the Company (the “New ADSs”). One ADS represents eight ordinary shares of the Company (“Ordinary Shares”)
As announced on March 5, 2020, RADSUs were granted to Dr Zaccardelli and Mr Hahn pursuant to their employment agreements as payment in lieu of a portion of their annual base salaries. The New ADSs, of which 22,275 (representing 178,200 Ordinary Shares) are issued to Dr Zaccardelli and 11,137 (representing 89,096 Ordinary Shares) are issued to Mr Hahn, represent the second of four installments of these RADSUs to vest with respect to their annual base salaries.
Disposal of ADSs
An aggregate of 70,120 Ordinary Shares (represented by 8,765 ADSs) were sold on July 31, 2020 under 10b5-1 plans established on May 11, 2020 by Dr Zaccardelli and Mr Hahn for the purpose of selling ADSs to cover tax withholding requirements on vested RADSUs.
Dr Zaccardelli sold 5,424 ADSs (representing 43,392 Ordinary Shares) at an average price per ADS of $6.7211. Mr Hahn sold 3,341 ADSs (representing 26,728 Ordinary Shares) at an average price per ADS of $6.7229.
Following the above transactions, Dr Zaccardelli will have an interest in the Company of 94,680 ADSs, representing 757,440 Ordinary Shares, or 0.18% of the Company’s total voting rights, and Mr Hahn will have an interest in the Company of 41,156 ADSs, representing 329,248 Ordinary Shares, or 0.08% of the Company’s total voting rights.
The notification of dealing form in respect of the transactions for each PDMR can be found below.

Total Voting Rights
Application has been made to the London Stock Exchange for the 267,296 Ordinary Shares represented by the New ADRs to be admitted to trading on AIM, with dealings expected to commence at 0800 BST, August 10, 2020 (“Admission”).
The Company’s issued share capital is 462,634,486. Following Admission, the Company will have a total of 414,545,590 Ordinary Shares in issue each carrying one voting right, and 48,088,896 non-voting Ordinary Shares not admitted to trading. The Company does not hold any Ordinary Shares in treasury.
The figure of 414,545,590 Ordinary Shares may be used by shareholders as the denominator for the calculations by which they will determine if they are required to notify their interest in, or a change to their interest in, the share capital of the Company under the Financial Conduct Authority's Disclosure and Transparency Rules.

For further information, please contact:

Verona Pharma plc	Tel: +44 (0)20 3283 4200
David Zaccardelli, Chief Executive Officer	info@veronapharma.com
Victoria Stewart, Director of Communications

N+1 Singer (Nominated Adviser and UK Broker)	Tel: +44 (0)20 7496 3000
Aubrey Powell / George Tzimas / Iqra Amin (Corporate Finance)
Tom Salvesen (Corporate Broking)

1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	Dr David Zaccardelli
2	Reason for the notification
a)	Position/status	Chief Executive Officer
b)	Initial notification /Amendment	Initial Notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Verona Pharma plc
b)	Legal Entity Identifier	213800EVI6O6J3TIAL06
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	American Depositary Shares (“ADSs”), each representing 8 Ordinary Shares.
	Identification code	ISIN Code: US9250501064

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b)	Nature of the transaction	David Zaccardelli was issued 178,200 Ordinary Shares following the vesting of 22,275 Restricted Amercian Depositary Units (“RADSUs”) as payment in lieu of base salary, each representing 8 Ordinary Shares
c)	Price(s) and volume(s)	Price(s)	Volume(s) (ADSs)
		No consideration paid	22,275 RADSUs (representing 178,200 Ordinary Shares)
d)	Aggregated information - Aggregated volume - Price	N/A (single transaction)
e)	Date of the transaction	31 July 2020
f)	Place of the transaction	London Stock Exchange, AIM
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	American Depositary Shares (“ADSs”), each representing 8 Ordinary Shares.
	Identification code	ISIN Code: US9250501064
b)	Nature of the transaction	Disposal of ADSs pursuant to a 10b5-1 plan
c)	Price(s) and volume(s)	Price(s)	Volume(s) (ADSs)
		$6.56	285
		$6.57	15
		$6.59	200
		$6.60	200
		$6.61	300
		$6.62	200
		$6.63	200
		$6.65	300
		$6.66	100
		$6.67	400
		$6.68	100
		$6.69	100
		$6.70	100
		$6.72	696
		$6.73	103
		$6.74	200
		$6.75	323
		$6.78	576
		$6.79	226
		$6.80	100
		$6.81	100
		$6.88	100
		$6.91	100
		$6.96	100
		$7.00	130
		$7.03	100
		$7.04	70

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d)	Aggregated information
	- Aggregated volume	Aggregated volume: 5,424,ADSs
	- Price	Average price $6.7211
e)	Date of the transaction	31 July 2020
f)	Place of the transaction	NASDAQ

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1	Details of the person discharging managerial responsibilities / person closely associated
a)	Name	Mark Hahn
2	Reason for the notification
a)	Position/status	Chief Financial Officer
b)	Initial notification /Amendment	Initial Notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	Verona Pharma plc
b)	Legal Entity Identifier	213800EVI6O6J3TIAL06
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	American Depositary Shares (“ADSs”), each representing 8 Ordinary Shares.
	Identification code	ISIN Code: US9250501064
b)	Nature of the transaction	Mark Hahn was issued 89,096 Ordinary Shares following the vesting of 11,137 Restricted Amercian Depositary Units (“RADSUs”) as payment in lieu of base salary, each representing 8 Ordinary Shares
c)	Price(s) and volume(s)	Price (s)	Volumes(s) ADSs
		No consideration paid	11,137 RADSUs (representing 89,096 Ordinary Shares)
d)	Aggregated information - Aggregated volume - Price	N/A (single transaction)
e)	Date of the transaction	31 July 2020
f)	Place of the transaction	London Stock Exchange, AIM
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument	American Depositary Shares (“ADSs”), representing 8 Ordinary Shares.
	Identification code	ISIN Code: US9250501064
b)	Nature of the transaction	Sale of ADSs pursuant to a 10b5-1 plan
c)	Price(s) and volume(s)	Price(s)	Volume(s) (ADSs)
		$6.56	192
		$6.57	8
		$6.58	55
		$6.59	120
		$6.61	100
		$6.62	100
		$6.63	200
		$6.65	200
		$6.66	100
		$6.67	300
		$6.68	100
		$6.70	284
		$6.71	12
		$6.72	104
		$6.73	201

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		$6.74	100
		$6.75	200
		$6.76	100
		$6.78	265
		$6.81	100
		$6.82	100
		$6.85	100
		$7.00	200
		$7.03	100
d)	Aggregated information
	- Aggregated volume	Aggregated volume: 3,341 ADSs
	- Aggregated price	Average price: $6.7229
e)	Date of the transaction	31 July 2020
f)	Place of the transaction	NASDAQ

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